EXHIBIT 11

                               HOWELL CORPORATION

                        COMPUTATION OF EARNINGS PER SHARE
                                   (Unaudited)

                                                            Year Ended December 31,
                                                            -----------------------
                                                          1995     1994      1993
                                                          ----     ----      ----
                                                    (In thousands, except per share amounts)
PRIMARY EARNINGS PER SHARE

Computation for Statement of Earnings

Reconciliation of net income per statement of earnings to
  amount used in calculation of earnings per share -
  assuming no dilution:
     Net earnings                                        $5,326    $2,883    $2,527
     Subtract - Dividend to preferred shareholders        2,415     2,415     1,657
                                                         ------    ------    ------
     Net earnings, as adjusted                           $2,911    $  468    $  870
                                                         ======    ======    ======

Weighted average number of common shares outstanding      4,869     4,837     4,823
                                                         ======    ======    ======

Earnings per share - assuming no dilution <F1>           $  .60    $  .10    $  .18
                                                         ======    ======    ======

Additional Primary Computation

Net earnings, as adjusted per primary computation above  $2,911    $  468    $  870
                                                         ======    ======    ======

Adjustment to weighted average number of shares
   outstanding:
     Weighted average number of shares outstanding
       per primary computation above                      4,869     4,837     4,823
     Add - Dilutive effect of outstanding options
       (as determined by application of the treasury
       stock method)                                        107        56        58
                                                         ------    ------    ------
     Weighted average number of shares outstanding,
       as adjusted                                        4,976     4,893     4,881
                                                         ======    ======    ======

Primary earnings per share, as adjusted                  $  .59<F2>$  .10<F2>$  .18<F2>
                                                         ======    ======    ======

FULLY DILUTED EARNINGS PER SHARE

Computation for Statement of Earnings

Net earnings, as adjusted per primary computation above  $2,911    $  468    $  870
                                                         ======    ======    ======

Weighted average number of common shares outstanding, per
  primary computation above                               4,869     4,837     4,823
                                                         ======    ======    ======


Earnings per share - assuming full dilution <F1>         $  .60    $  .10    $  .18
                                                         ======    ======    ======


Additional Fully Diluted Computation

Additional adjustment to net earnings, as adjusted per fully diluted computation above:
     Net earnings, as adjusted per fully diluted
       computation above                                 $2,911    $  468    $  870
     Add - Dividend to preferred shareholders             2,415     2,415     1,657
                                                         ------    ------    ------
     Net earnings, as adjusted                           $5,326    $2,883    $2,527
                                                         ======    ======    ======

Additional adjustment to weighted average number of shares
  outstanding:
     Weighted average number of shares outstanding,
       per fully diluted computation above                4,869     4,837     4,823
     Add - Dilutive effect of outstanding options
       (as determined by the application of the
       treasury stock method)                               126        56        59
     Weighted average number of shares issuable from
       assumed exercise of convertible preferred stock    2,091     2,091     1,530
                                                         ------    ------    ------
     Weighted average number of common shares,
       as adjusted                                        7,086     6,984     6,412
                                                         ======    ======    ======

Fully diluted earnings per share                         $  .75<F3>$  .41<F3>$  .39<F3>
                                                         ======    ======    ======

<F1>
These amounts agree with the reported amounts on the statements of earnings.
<F2>
This calculation is submitted in accordance with Regulation S-K item 601<F2>(11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.
<F3>
This calculation is submitted in accordance with Regulation S-K item 601<F2>(11) although it is contrary to paragraph 40 of APB Opinion No. 15 because it produces an anti-dilutive result.